EXHIBIT 10.5

RESTRICTIVE COVENANT AND INDEMNIFICATION AGREEMENT

THIS RESTRICTIVE COVENANT AND INDEMNIFICATION AGREEMENT (this “RCIA”) is made as of July 2, 2010, by and among CALVINE SOUTH, LLC, a California limited liability company (“Calvine”), and Paul Petrovich, an individual and resident of the State of California (“Petrovich”) and INLAND DIVERSIFIED ELK GROVE CALVINE, L.L.C., a Delaware limited liability company (“Inland”).

RECITALS

WHEREAS,

Pursuant to that certain Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions dated as of May 6, 2010 (as amended), by and between Inland Real Estate Acquisitions (“IREA”) and Calvine, which agreement was assigned by IREA to Inland pursuant to that certain Assignment of Contract of even date herewith, Calvine has conveyed to Inland, by Grant Deed of even date herewith, that certain real property commonly known as 8810 Calvine Road, Elk Grove, Sacramento County, California, and legally described on Exhibit “A,” attached hereto and made a part hereof (the “Property”).  The Property is part of a shopping center commonly known as Calvine Pointe Shopping Center (the “Shopping Center”), and Calvine owns all of the Shopping Center except the Property (the “Balance of the Shopping Center”), which is legally described upon Exhibit “B,” attached hereto and made a part hereof.

WHEREAS,

Prior to the date hereof, Kohl’s Department Stores, Inc. (“Kohl’s”) leased the Property from Calvine pursuant to that certain Lease dated as of March 19, 2007, by and between Kohl’s, as tenant, and Fruitridge & Stockton, LLC, Petrovich Development Company, LLC, and Calvine & Elk Grove-Florin, LLC, (Calvine’s predecessors-in-interest; collectively, the “Seller Related Parties”), as landlord (the “Original Lease”), a memorandum of which was recorded March 30, 2007, in Book 2007, Page 1687, of Official Records of Sacramento County,

California (“Official Records”), which Original Lease was (i) assigned to Calvine pursuant to that certain Assignment of Lease dated April 26, 2007, by and between the Seller Related Parties and Calvine and recorded June 29, 2007, in Book 20070628, Page 2141, of Official Records, (ii) amended by (A) that certain First Amendment to Lease dated as of February 4, 2008, by and between Kohl’s and Calvine, a memorandum of which was recorded June 10, 2009, in Book 20090610, Page 1179, of Official Records, and (B) that certain Second Amendment to Lease dated as of May 20, 2009, by and between Kohl’s and Calvine, and (iii) supplemented by that certain Lease Supplement dated February 25, 2008, by and between the Seller Related Parties and Kohl’s (the Original Lease as so assigned, amended, and supplemented is referred to herein as the “Lease”).  Pursuant to that certain Assignment of Lease of even date herewith, Calvine has assigned to Inland and Inland has assumed from Calvine all of the rights and obligations of the Landlord under the Lease.

WHEREAS,

The Property is subject to, and Calvine and Kohl’s are the parties to, that certain Reciprocal Easement Agreement dated as of March 19, 2007, by and between Kohl’s and Petrovich (Calvine’s predecessors-in-interest) and recorded March 30, 2007, in Book 20070330, Page 1688 of Official Records (the “Original REA”), as amended by that certain First Amendment to Reciprocal Easement Agreement dated as of May 20, 2009, by and between Kohl’s and Calvine and recorded June 10, 2009, in Book 20090610, Page 1180 of Official Records, and by that certain Second Amendment to Reciprocal Easement Agreement dated as of December 10, 2009, by and between Kohl’s and Calvine and recorded January 14, 2010, in Book 20100114, Page 0710 of Official Records (the Original REA as so amended is referred to herein as the “REA”).

WHEREAS,

Certain provisions of the Lease (Section 16.6) and the REA (Section 5.1(d)) describe an exclusive use restriction which applies to the Balance of the Shopping Center (the “Kohl’s Exclusive”); and if not for the agreements of Calvine as described herein, Inland would not close upon the acquisition of the Property.

WHEREAS,

Certain provisions of the Lease: Section 2.2 (Certification of Total Floor Area of Shopping Center); Sections 6.1 and 7.1 (Maintenance of Common Areas of Shopping Center) (in addition thereto, Calvine and Petrovich hereby covenant and agree to maintain that part of the Balance of the Shopping Center which is not Common Areas in a neat, mowed and well kept condition); Section 7.3 (REA); Section 8.1(f) (Real Estate Taxes); Section 8.4(c) (Notification of Increase in Tax Assessment); Section 11.1 (Property Insurance); Section 11.2 (Liability Insurance); Section 12.1 (Replacements to Common Area); and Section 23.2 (Indemnification), provide that landlord thereunder will undertake certain actions as the owner of the Balance of the Shopping Center and as of the date hereof, the owner of the Property is Inland and the owner of the Balance of the Shopping Center is Calvine (collectively, the “Bifurcated Lease Provisions”); and if not for the agreements of Calvine and Petrovich as described herein, Inland would not close upon the acquisition of the Property.

WHEREAS, The provisions of that certain Settlement Agreement and Limited Release Agreement, dated as of December 28, 2007 (the “2007 Settlement Agreement”), and entered into by and among Kohl’s and the Seller Related Parties, sets forth the terms of settlement of certain disagreements then existing between the Seller Related Parties and Kohl’s, while expressly reserving the right of Kohl’s to further claim a default by the Seller Related Parties for certain Property development related matters (the “Potential Claims Related to the 2007 Settlement Agreement”); and if not for the agreements of Calvine and Petrovich as described herein, Inland would not close upon the acquisition of the Property.

WHEREAS, Petrovich is the principal owner of Calvine and the Seller Related Parties and directly benefits from the sale of the Property from Calvine to Inland; and if not for the agreements of Petrovich as described herein, Inland would not close upon the acquisition of the Property.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Calvine, Petrovich and Inland hereby agree as follows:

ARTICLE I

     1.1         Restrictive Covenant.  Notwithstanding the terms of the REA and the Lease (including but not limited to the site plans attached thereto), from and after the date hereof, for the purpose of Inland providing for the protection of the Kohl’s Exclusive, the Balance of the Shopping Center shall not be permitted to have any building constructed thereon in excess of 39,900 square feet of floor area (the “Restrictive Covenant”).

                 1.2           Standard of Approval.  Calvine shall have the right to request from time to time in writing that Inland approve of the construction of a building that will have a single tenant that will occupy in excess of 39,900 square feet of floor area upon the Balance of the Shopping Center (the “Building in Excess of Restrictive Covenant”) on the following terms and conditions (to be fully-satisfied prior to commencement of construction thereof):

(i)

Calvine shall, in accordance with the terms of the Notice provision herein described in Paragraph 4.6, present to Inland a lease for the proposed Building in Excess of Restrictive Covenant in advance of the effectiveness of such lease (the “Proposed Lease”); and

(ii)

Inland shall have the periods of time described in the Consent, Approvals provision herein described in Paragraph 4.7 to review and comment, approve, or disapprove of the Proposed Lease in strict accordance with the following described “Objective Criteria,”

(a)

the Proposed Lease shall be required, as part consideration for Calvine to enter into the Proposed Lease, to set forth the full text of the Kohl’s Exclusive and expressly restrict the “Use” and “Assignment and

Sublet” clauses to then current and future permitted uses to uses which do not violate the Kohl’s Exclusive (the “Lease Restriction”); and

(b)

the REA shall, concurrent with the execution of the Proposed Lease and as part consideration for Calvine to enter into the Proposed Lease), be amended (collectively, the “REA Amendment Regarding Lease”) to (A) add the tenant under the Proposed Lease as a party to the REA (therein described as a Prime Lessee), and (B) provide that any Owner shall have the right to enforce the Lease Restriction by one or more actions at law or in equity for damages and/or injunctive relief (and otherwise in accordance with the Default provisions of the REA).  Provided, however, if Calvine, after exercising its good faith effort to do so, is not successful in its attempt to cause Kohl’s to execute the REA Amendment Regarding Lease, Calvine shall notify Inland thereof in writing (together with copies of relevant correspondence between Calvine and Kohl’s which evince its good faith efforts to obtain Kohl’s approval) and (subject to the terms of the immediately following sentence), the REA Amendment Regarding Lease shall not be required.  If the REA Amendment Regarding Lease is not required (as determined in accordance with the terms of the immediately preceding sentence), Calvine shall then be required to execute and deliver, and cause the Proposed Tenant to execute and deliver (together with the joinder of any lenders then having a recorded interest in the Shopping Center), a fully executed Tenant Covenant and Indemnity Agreement in the form attached hereto as Exhibit “C,” and made a part hereof (the “TCIA”). The Proposed Lease shall provide that a condition to the effectiveness of the Proposed Lease is the full execution and delivery of the TCIA by the tenant under the Proposed Lease to Inland and the TCIA shall be an exhibit to the Proposed Lease.

(iii)

        If Calvine shall fully satisfy the Objective Criteria in regard to the Lease Restriction and the REA Amendment Regarding Lease, Inland shall then be obligated to approve the Proposed Lease.  To the extent Calvine does not fully satisfy the Objective Criteria in regard to the Lease Restriction and the REA Amendment Regarding Lease, Inland shall have the right to approve or disapprove of the Proposed Lease as determined by Inland in its sole and absolute discretion.

(iv)

        Inland shall have a continuing right of approval of a Proposed Lease and the construction of a Building in Excess of Restrictive Covenant throughout the Term of the Restrictive Covenant without regard to any grant of consent by Inland or the construction of improvements by Calvine, if any.

(v)

        So long as Calvine and Petrovich are and remain in compliance with their collective agreements under this RCIA, the act of a tenant under lease (including a Proposed Lease after approval and execution and delivery thereof) which violates (or threatening to violate) the Kohl’s Exclusive shall not create additional liability for either or both of Calvine and Petrovich; provided, however, Calvine hereby agrees to fully cooperate with Inland in its pursuit of any tenant, including participating (at the sole cost and expense of Calvine) in an action brought by Inland against any tenant based upon a threatened or actual violation of the Kohl’s Exclusive.

ARTICLE II

2.1

Bifurcated Lease Provisions.  If, at any time during the term of the Lease, either of Kohl’s or any successor tenant under the Lease delivers a written notice to Inland (collectively, a “Bifurcated Lease Provisions Claim”) specifying one or more of the Bifurcated Lease Provisions that are not satisfied; or otherwise claims a default by Inland as landlord under the Lease by reason of one or more of the unsatisfied Bifurcated Lease Provisions, Inland shall deliver notice thereof to Calvine and Petrovich, and Calvine and Petrovich shall then have the period of time provided by the Lease (and if no time is specified, no longer than 15-days) to undertake and pursue to completion all action required to satisfy or otherwise correct (to the satisfaction of Kohl’s and Inland) the matter giving rise to the Bifurcated Lease Provisions Claim (the “Bifurcated Lease Provisions Claim Undertaking”).

ARTICLE III

3.1

Potential Claims Related to the 2007 Settlement Agreement.  If, at any time during the Term of this RCIA, either of Kohl’s or any successor tenant under the Lease delivers a written notice to Inland (collectively, an “Actual Settlement Agreement Claim”) specifying one or more of the Potential Claims Related to the 2007 Settlement Agreement that are not satisfied; or otherwise claims a default by Inland as landlord under the Lease by reason of one or more unsatisfied Potential Claims Related to the 2007 Settlement Agreement, Inland shall deliver notice of the Actual Settlement Agreement Claim to Calvine and Petrovich, and Calvine and Petrovich shall then have the period of time provided by the Settlement Agreement (and if no time is specified, no longer than 15-days) to undertake and pursue to completion all action required to satisfy or otherwise correct (to the satisfaction of Kohl’s and Inland) the matter giving rise to the Actual Settlement Agreement Claim (the “Actual Settlement Agreement Claim Undertaking”).

ARTICLE IV

4.1

Indemnification.  Calvine hereby agrees to indemnify, protect, defend, save and hold Inland and its lenders, successors and assigns harmless from and against any and all loss, cost, claim, or expense (including without limitation reasonable attorneys fees and costs of suit) incurred by Inland arising out of any failure of Calvine to fully and completely satisfy the terms and conditions of each of: (i) the Bifurcated Lease Provisions Undertaking; and (ii) the Actual Settlement Agreement Claim Undertaking; and (iii)  the Restrictive Covenant.  Petrovich hereby agrees to indemnify, protect, defend, save and hold Inland and its lenders, successors and assigns harmless from and against any and all loss, cost, claim, or expense (including without limitation reasonable attorneys fees and costs of suit) incurred by Inland arising out of any failure of Petrovich to fully and completely satisfy the terms and conditions of each of: (i) the Bifurcated Lease Provisions Undertaking; and (ii) the Actual Settlement Agreement Claim Undertaking.  The indemnification agreements made by Calvine and Petrovich in regard to the Bifurcated Lease Provisions Undertaking and the Actual Settlement Agreement Claim Undertaking are joint and several obligations of Calvine and Petrovich and Inland shall not be required to exhaust its remedies against either of Calvine or Petrovich prior to asserting a claim against the other.

4.2

Remedies; Costs of Enforcement.  Calvine and Inland shall have the right to assert all available remedies at law or in equity (including but not limited to a prayer for injunctive relief and damages) in the event of a breach of the terms of this RCIA and in furtherance thereof, the terms and provisions of REA Article 11 (Default, Right to Cure, Remedies Cumulative, and Attorneys Fees); and REA Article 12 (Lien for Expenses or Taxes) are hereby incorporated by reference as if fully set forth herein.

4.3

Time.

Time is of the essence of this RCIA.

4.4

Term.  The Term of this RCIA shall be perpetual, except that the Restrictive Covenant shall commence as of the date hereof and shall continue for so long as the Lease is in full force and effect.

4.5

No Waiver.

The failure of any party to insist upon strict performance of any of the terms, covenants or conditions hereof shall not be deemed a waiver of any rights or remedies which that party may have hereunder at law or in equity and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions.   No waiver by any party of any default under this RCIA shall be effective or binding on such party unless made in writing by such party, and no such waiver shall be implied from any omission by a party to take action in respect to such default.  No express written waiver of any default shall affect any other default or cover any other period of time other than any default and/or period of time specified in such express waiver.  One or more written waivers of any default under any provisions of this RCIA shall not be deemed to be a waiver of any subsequent default in the performance or the same provision or any other term or provision contained in this RCIA.

4.6

Notices.  All notices and demands which either party is required or desires to give to the other shall be given in writing by personal delivery or by private overnight courier service to the address set forth below for the respective party, provided that if any party gives notice of a change of name or address or number, notices to that party shall thereafter be given as instructed in such notice.  All notices and demands so given shall be effective and deemed given (a) upon personal delivery to such person, or (b) one (1) business day following the date upon which such notice is sent by Federal Express, Express Mail or other nationally recognized overnight courier service, if sent for next business day delivery and if addressed as provided in this paragraph).

If to Calvine or Petrovich:

Calvine South, LLC

c/o Paul S. Petrovich

825 K Street

Sacramento, CA 95814

Copy to:

Robert Millsap

c/o Calvine South, LLC

825 K Street

Sacramento, CA 95814

If to Inland:

Inland Diversified Elk Grove Calvine, L.L.C.

c/o Inland Diversified Real Estate Trust, Inc.

Attention: President

2901 Butterfield Road

Oak Brook, Illinois 60523

Copy to:

The Inland Real Estate Group, Inc.

Attention: General Counsel

2901 Butterfield Road

Oak Brook, Illinois 60523

4.7

Consents, Approvals.  In any case where this RCIA provides that Calvine is required to obtain a consent or other approval from Inland, such approval will be deemed given if Inland fails to respond, in writing, to a written notice seeking approval accompanied by a Proposed Lease and material sufficient for Inland to evaluate the request, within ten (10) business days after receipt of such notice, and such failure to respond continues for five (5) business days after receipt by Inland of a second notice, provided that such second notice has a legend in a prominent place in capital letters stating ATTENTION PRESIDENT AND GENERAL COUNSEL:  INLAND DIVERSIFIED ELK GROVE CALVINE, L.L.C. WILL BE DEEMED TO HAVE CONSENTED TO AND APPROVED THE PROPOSED LEASE ATTACHED HERETO IF YOU FAIL TO RESPOND TO THIS NOTICE IN WRITING WITHIN FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE.

4.8

Binding Effect.  The terms of this RCIA shall constitute covenants running with the land and shall bind the real estate described herein and be binding upon and inure to the benefit of parties hereto and their respective successors and/or assigns.

4.9

Applicable Law.  This RCIA shall be governed by and construed and enforced in accordance with the laws of the State of California.

4.10

Recordation.  This RCIA shall be recorded in the official real estate records of the County in which the Shopping Center is located.

4.11

Counterparts.  This RCIA may be signed in multiple counterparts which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, Calvine, Petrovich and Inland have caused this RCIA to be executed effective as of the day and year first above written.

CALVINE SOUTH, LLC,

a California limited liability company

By: /s/ Paul S. Petrovich

Paul S. Petrovich

Manager

State of California

}

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County of  Sacramento

}

On July 1, 2010 before me, SUSAN LYNN MILLSAP, Notary Public, personally appeared PAUL S. PETROVICH, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signatures on the instrument the person, or the entity upon behalf of which the person, acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Susan Lynn Millsap

/s/ Paul S. Petrovich

Paul Petrovich,

an individual resident of the State of California

State of California

}

}ss.
County of  Sacramento

}

On July 1, 2010 before me, SUSAN LYNN MILLSAP, Notary Public, personally appeared PAUL S. PETROVICH, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signatures on the instrument the person, or the entity upon behalf of which the person, acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Susan Lynn Millsap

My commission expires:  10/27/2010

Notary commission No. 1701291

INLAND DIVERSIFIED ELK GROVE CALVINE, L.L.C.,

 a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc.,

a Maryland corporation, its sole member

            By:  /s/ Lou Quilici

Printed name:  Lou Quilici

Its: Authorized Agent

STATE OF ILLINOIS

)

) ss

COUNTY OF DUPAGE

)

I, the undersigned, a Notary Public, in and for the county and state aforesaid, DO HEREBY CERTIFY that Louis Quilici, personally known to me to be the Authorized Agent of Inland Diversified Real Estate Trust, Inc., a Maryland corporation, being the sole member of Inland Diversified Elk Grove Calvine, L.L.C., a Delaware limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such Authorized Agent, he/she signed and delivered the said instrument, pursuant to the authority given by the board of directors of said corporation, as his/her free and voluntary act, and as the free and voluntary act and deed of said corporation, as sole member of the Company, for the uses and purposes therein set forth.

Given under my hand and notarial seal this 2nd day of July, 2010.

[SEAL]

/s/ Rose Marie Allred

Notary Public

LENDER CONSENT AND SUBORDINATION

Union Bank of California, N.A., as lender under that certain [Deed of Trust] dated as of June 25, 2007, and recorded June 29, 2007, in Book 20070629, Page 2136 of Official Records of Sacramento County, California (as the same may have been or may be amended, modified, supplemented or restated from time to time, the “Mortgage”), hereby agrees that the Mortgage is subordinate to the terms and provisions of the foregoing Restrictive Covenant and Indemnification Agreement dated as of July 2, 2010, by and among Calvine South, LLC and Inland Diversified Elk Grove Calvine, L.L.C. with the same force and effect as though such agreement were recorded prior to the Mortgage, provided that under no circumstances shall Union Bank, its successors and assigns, and. in the event Union Bank becomes the owner of the the property subject to the Mortgage, any subsequent transferree of the property that is not affiliated with or owned or controlled by Calvine or Petrovich (collectively, “Subsequent Transferee”), be subject to any liabilities or indemnity obligations first arising under this Agreement prior to the date any Subsequent Transferree acquires the property by foreclosure or purchase, including without limitation any Bifurcated Lease Provisions Claim Undertaking, Actual Settlement Agreement Claim Undertaking, or obligations arising under Sectino 1.2(v) hereof.   Union Bank shall provide Inland with notice of any pending change of ownership arising from either a foreclosure by Union Bank or sale from Union Bank to a Subsequent Transferee.

As consideration for this Consent and Subordination, so long as the Mortgage remains a lien on the property, Inland shall provide Union Bank with a copy of all notices and demands made by Inland on Calvine or Petrovich under this RCIA concurrent with delivery to Calvine or Petrovich, as applicable , by delivery to the following address:

Union Bank, N.A.

Attn:  Mike Samuel

18300 Von Karman Avenue, Suite 340

Irvine, CA  92612

Telephone:  (949) 553-6891

Facsimile:  (949) 553-7010

UNION BANK, N.A.

By: /s/ Michael Samuel

Michael Samuel

Its:

Vice President

EXHIBIT “A”

Legal Description of the Property

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF ELK GROVE, COUNTY OF SACRAMENTO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

Parcel 1, as shown on that certain Parcel Map titled "Calvine Pointe Kohl's Parcel", recorded in Book 204 of Parcel Maps, Page 6, Sacramento County Records.

Together with transfer Parcel 1 described as follows:

Being a portion of that certain parcel of land as described in Book 20041021 at Page 2297, Official Records of Sacramento County as shown on that certain Parcel Map filed in Book 204 Page 6, records of Sacramento County, more particularly described as follows:

Beginning at the Easterly terminus of the certain course in the Northerly boundary of said Parcel 1 having a bearing and distance of North 89° 33' 08" East, 157.82 feet; thence from said point of beginning along the Easterly line of said parcel, South 00° 11' 57" West, a distance of 34.82 feet to the Southerly line of said parcel; thence leaving said Easterly line, North 89° 50' 07" East, a distance of 43.35 feet; thence North 00° 11' 57" East, a distance of 34.61 feet to a point on the Southerly line of Calvine Road (50' wide) as shown on said Parcel Map; thence along said Southerly line, North 89° 33' 08" West, a distance of 43.35 feet to the point of beginning.

Excepting therefrom all those portions of said parcel included within Parcel 1 as shown on that certain Parcel Map filed in Book 204, Page 6 of Parcel Maps, records of Sacramento County, more particularly described as follows:

Transfer Parcel 2:

Beginning at the Southerly terminus of the certain course in the Easterly boundary of said parcel having a bearing and distance of North 00° 17' 49" East, 138.58 feet; thence from said point of beginning, along the Southerly prolongation of said Easterly line, South 00° 17' 49" West, a distance of 4.86 feet; thence South 89° 48' 03" East, a distance of 87.52 feet to a point on the East line of said parcel, said line having a bearing and distance of South 00° 11' 57" West, 5.00 feet; thence along said East line, North 00° 11' 57" East, a distance of 4.86 feet to a point on the Northerly line of said parcel; thence along said Northerly line, North 89° 48' 03" West, a distance of 87.51 feet to the point of beginning;

Transfer Parcel 3:

Beginning at the Southerly terminus in the East line of said Parcel 1, said line having a bearing and distance of South 00° 11' 57" West, 5.00 feet; thence along the Northerly line of said Parcel 1, South 89° 48' 03" East, a distance of 173.95 feet; thence leaving said Northerly line, South 00° 12' 22" West, a distance of 4.18 feet; thence North 89° 48' 03" West, a distance of 173.95 feet to the Southerly prolongation of said East line of Parcel 1; thence along said prolongation, North 00° 11' 57" East, 4.18 feet to the point of beginning;

Transfer Parcel 4:

Beginning at the Easterly terminus of that certain course in the Northerly line of said Parcel 1, having a bearing of North 89° 48' 03" West and a distance of 257.07 feet; thence along said North line, North 89° 48' 03" West, a distance of 83.11 feet to a point on the East line of that certain parcel of land described in that certain document recorded in Book 20041021, at Page 2297, Official Records of said county; thence along the Southerly prolongation of said East line, South 00° 12' 22" West, a distance of 4.18 feet; thence North 89° 48' 03" East, a distance of 83.12 feet to the Southerly prolongation of the East line of said Parcel 1, said line having a bearing of North 00° 11' 57" East and a distance of 59.33 feet; thence along said prolongation, North 00° 11' 57" East, 4.18 feet to the point of beginning.

This legal description is pursuant to Lot Line Adjustment No. EG-08-023, recorded February 18, 2009 in Book 20090218, Page 1498, Official Records.

PARCEL TWO:

Non-exclusive reciprocal easements for ingress and egress by vehicular and pedestrian traffic and vehicle parking upon, over and across that portion of the property improved with roadways and paved parking areas, as more particularly described and set forth in the "Declaration of Covenants, Conditions, Restrictions and Provision for Reciprocal Easements", recorded November 22, 2005 in Book 20051122, at Page 2350, Official Records.

PARCEL THREE:

Non-exclusive easements for ingress, egress, parking, utility lines and facilities, signs, permanent drive, storm drainage and detention easements, pedestrian access and building encroachments, as more particularly described and set forth in the "Reciprocal Easement Agreement", recorded March 30, 2007 in Book 20070330, at Page 1688, Official Records, amended by "First Amendment to Reciprocal Easement Agreement", recorded June 10, 2009 in Book 20090610, at Page 1180, Official Records and amended by "Second Amendment to Reciprocal Easement Agreement", recorded January 14, 2010 in Book 20100114, at Page 0170, Official Records.

PARCEL FOUR:

Non-exclusive easements for ingress and egress of motor vehicles and pedestrians, as more particularly described and set forth in the "Declaration (and Notice) of Covenant to Grant Reciprocal Access (Calvine Pointe Shopping Center)" dated July 9, 2007, executed by Calvine South, LLC, a California limited liability company  recorded July 9, 2007, Book 20070709, Page 0422, of Official Records.

APN: 115-2010-004-0000

EXHIBIT “B”

Legal Description of the Balance of the Shopping Center

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF ELK GROVE, COUNTY OF SACRAMENTO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcels 1 through 6 of Parcel Map NO. 01-156.02 entitled “Calvine Pointe” recorded October 11, 2009 in Book 214 of Parcel Map at Page 4.

EXHIBIT “C”

Tenant Covenant and indemnification Agreement